EXHIBIT 10.1

FIRST AMENDMENT TO EXECUTIVE AGREEMENT

THIS FIRST AMENDMENT TO THE EXECUTIVE AGREEMENT (this “First Amendment”) by and between Sprint Nextel Corporation, a Kansas corporation (“Sprint”), Sprint/United Management Company (“SUMC”) (Sprint, SUMC, and the subsidiaries of Sprint are collectively referred to herein as the “Company”), and Len Lauer (the “Executive”), effective as of August 21, 2006, is made and entered into as of October 26, 2006 (the “Revised Effective Date”).

WITNESSETH:

WHEREAS, the Executive and the Company entered into an Executive Agreement dated as of July 30, 2001 (the “Original Agreement”);

WHEREAS, pursuant to Section 10 of the Original Agreement, the Company and the Executive wish to amend the Original Agreement, effective as of the Revised Effective Date, as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, the Company and the Executive agree as follows:

I.

Effective as of the Revised Effective Date, pursuant to Section 10 of the Original Agreement, the Executive and the Company agree to amend the Original Agreement as provided below.

II.

Section 4.01(ii) is hereby amended and restated in its entirety as follows:

For 2006 (i.e., the Performance Period in which the Termination Date occurred), the Company will pay the Executive, at the time when payouts are made for 2006 under the Short-Term Incentive Plan, an amount equal to the Termination Period Incentive Payout. The Company and Executive acknowledge that the number of months occurring before the Termination Date equals eight, and the number of months after the Termination Date equals four. In addition, the Company will pay Executive for 2007, at the time payouts are made for 2007 under the Short-Term Incentive Plan, an amount equal to the lesser of (1) the Actual Incentive Payout for 2007, or (2) the Executive’s target under the Short-Term Incentive Plan for 2007 (the “2007 Payout”). In addition, the Company will pay Executive, at the same time as it pays the 2007 Payout, an amount equal to 2/12ths of the 2007 Payout.

Any stock options granted in lieu of Targeted Compensation under the Short-Term Incentive Plan will continue to vest during the Non-Change in Control Severance Period;

III.

Section 4.01(v) is hereby amended and restated in its entirety as follows:

The Company will pay Executive $45,000 in cash at the time of the first severance payment in lieu of providing outplacement counseling;

IV.

Section 4.03(b)(i) is hereby amended and restated in its entirety as follows:

(i) the Executive’s execution, within twenty-one (21) days after presentment, of a release of such claims and demands in such form as the Company may reasonably determine and

V.

The following is added as a new Section 20 of the Original Agreement:

29. Application of Code Section 409A. This Agreement is intended to be administered and interpreted in a manner that is consistent with the requirements of Section 409A of the Code. The timing of all payments provided in this Agreement, as modified by this First Amendment, are therefore subject to the requirements of Section 409A of the Code and other provisions of the Code and the implementing regulations of the Code. Notwithstanding the foregoing, no particular tax result for the Executive with respect to any income recognized by the Executive in connection with the Agreement is guaranteed, and the Executive shall be responsible for any taxes, penalties and interest imposed on him under or as a result of Section 409A of the Code in connection with the Agreement.

VI.

Except as specifically amended herein, the Agreement shall remain unchanged, and as amended herein, shall continue in full force and effect, as amended by this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be signed by an officer pursuant to the authority of its Board, and the Executive has executed this First Amendment, as of the day and year first written above.

Sprint Nextel Corporation

By:	/s/ Jill S. Ferrel
Jill S. Ferrel,
Vice President, Legal

/s/ Len J. Lauer
Len J. Lauer

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